EXHIBIT 10.01

                                HIGHLAND HOLDINGS
                              MAIN AT WATER STREET
                              COUDERSPORT, PA 16915


                                  April 9, 1999


Adelphia Communications Corporation
Main at Water Street
Coudersport, Pennsylvania  16915

       Re: Purchase of Shares of Adelphia Communications Corporation's Class B Common Stock, $.01 par value per share (the "Common Stock")

Gentlemen:

         The undersigned hereby agrees to purchase directly from you, and you agree to sell to the undersigned, upon the terms and subject to the conditions set forth herein, at a per share price equal to the Purchase Price per Share (as hereafter defined), that number of shares (the "Shares") of the Common Stock of Adelphia Communications Corporation, a Delaware corporation (the "Company") which equals the lesser of (a) the number of unissued shares of Common Stock or
(b) the Investment (as hereafter defined) divided by the Purchase Price per Share. The Purchase Price per Share shall equal the sum of (a) the gross proceeds less underwriting discount received by the Company per share from the first underwritten public offering after the date hereof of Class A Common Stock, $.01 par value per share, of the Company which offering results in gross proceeds of at least $100 million to the Company (the "Underwritten Public Offering") and (b) the Additional Amount (as hereafter defined). The Additional Amount shall be equal to an amount computed, to the eighth decimal place, as though interest were paid at the Libor Rate in Effect (as hereafter defined) plus 75 basis points (0.0075) on the per share amount determined under clause
(a) of the definition of Purchase Price per Share for each period of three months (or, in the case of the final period, portion thereof if less than three months) subsequent to the date of the closing of the Underwritten Public Offering until the date of the closing hereunder. The Libor Rate In Effect shall mean a rate determined on the first day of each period of three months (or, in the case of the final period, portion thereof if less than three months) subsequent to the Underwritten Public Offering equal to the quotient, expressed as a percentage (rounded to the nearest 1/100th of 1%), resulting from the division of (x) the average (rounded to the nearest 1/16th of 1%) of the interest rates per annum at which deposits of United States Dollars are offered to money center banks in the London interbank market for deposits of three months by (y) the percentage equal to 100% minus the reserve percentage


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applicable on that day under regulations issued by the Board of Governors of the
Federal Reserve System for determining the maximum reserve requirement for a member bank of the Federal Reserve System with respect to Eurocurrency liabilities having a three month term. The Company shall determine in good faith the Libor Rate in Effect for each such period. The Investment shall mean an amount equal to $250,000,000; provided, however, that the undersigned may increase the Investment to an amount not to exceed $375,000,000 by delivering a final written election to such effect to the Company on or before the time at which the Company executes and delivers the underwriting agreement for the Underwritten Public Offering. The Underwritten Public Offering shall include without limitation a transaction in which one or more investment banking firms purchase Class A Common Stock from Adelphia in a block trade for resale to its or their customers pursuant to a prospectus or prospectus supplement in addition to a transaction in which one or more investment bankers are denominated as "underwriters" for the Company in a prospectus or prospectus supplement filed with the Securities and Exchange Commission.

         Each of the parties hereto represents and warrants that it has full power and is duly authorized to enter into and perform this agreement; that it has all necessary corporate or partnership approvals (subject in the case of the Company to any shareholder approval required by law) necessary to do so; that the execution and performance of this agreement will not conflict with the organic corporate or partnership documents of it or any order of a governmental body or agency (subject to any regulatory approvals or regulatory filings and expiration of waiting periods required by law) or material agreement to which it is a party or by which it is bound; and that this Agreement is enforceable in accordance with it terms, subject as to enforcement to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors rights and to general equity principles. The parties hereto agree that the undersigned is entitled to rely on the representations and warranties made by the Company in any underwriting or purchase agreement entered into by the Company with the investment banking firm or firms conducting the Underwritten Public Offering; provided, however, that the undersigned represents and warrants to the Company that such representations and warranties will be true and correct to the best of its knowledge.

         Each party's obligations hereunder shall be conditioned upon the Underwritten Public Offering having occurred, any required approvals having been obtained, any required filings having been made and any required waiting periods having expired, and the other party's representations and warranties being true and correct on and as of the closing date for the sale of the Shares hereunder (except (i) for representations and warranties which expressly relate solely to an earlier date or time, which representations or warranties shall be true and correct on and as of the specific dates or times referred to therein and (ii) for representations and warranties which are not true and correct due to matters subsequent to the date of the closing of the Underwritten Public Offering which

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have occurred in the Company in the ordinary course of its business, which have occurred in the Company and been authorized by the Board of Directors of the Company or which have occurred in the Company and been authorized by any individual affiliate of the undersigned who is an executive officer of the Company). A closing on the purchase of the Shares hereunder shall be held at the principal executive offices of the Company at a mutually agreeable date following the Underwritten Public Offering; provided, however, that the closing shall occur no later than 270 days from the date of the closing of the Underwritten Public Offering. At such closing, (i) the Company shall deliver to the undersigned certificates for the Shares duly executed in such name or names as the undersigned shall have requested bearing appropriate securities laws legends, an opinion of counsel that the Shares have been duly authorized, are validly existing and fully paid and a registration rights agreement for the Shares in form similar to the existing registration rights agreements, entered into in the two years prior to the date hereof, between the Company and the undersigned or its affiliates and (ii) the undersigned shall deliver to the Company the purchase price for the Shares in immediately available funds. In the event that the Underwritten Public Offering does not occur and close on or before the date which is 365 days from the date hereof, this Agreement shall be null and void and neither party shall have any liability to the other hereunder. The obligation of the undersigned to consummate the purchase of Common Stock hereunder will be subject to termination in the discretion of the undersigned if, prior to consummation, (i) trading in the Company's Class A Common Stock has been suspended by the Securities and Exchange Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market has been suspended, (ii) a banking moratorium has been declared either by Federal or New York State authorities, or (iii) there has occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the undersigned, materially impracticable to proceed with such consummation.

         The undersigned agrees not to, and agrees to cause the individual members of the Rigas family and their affiliates not to, sell any shares of Class B Common Stock held by it or them for a period of six months after the closing of the purchase of Class B Common Stock under this Agreement (but such period shall not in any event terminate later than one year from the closing of the Underwritten Public Offering), except that such sales shall be permitted (a) to affiliates of the undersigned or the individual members of the Rigas family,
(b) in connection with a sale of all or substantially all of all outstanding classes of common stock of the Company, (c) pursuant to the written consent of the Company authorized by a majority of the members of its Board of Directors who are not individual members of the Rigas family and who are not financially interested in such proposed sale of Class B Common Stock, or (d) pursuant to a default under a bona fide pledge arrangement, provided that the foregoing provisions and restrictions shall be subject to the terms of any agreement existing on the date of this Agreement, including without limitation the Class B Stockholder Agreement among certain holders of Class B Common Stock and the Company dated July 14, 1986, as amended.

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         The aggregate liability of the undersigned and any of its officers, directors, shareholders, partners or other affiliates (collectively, the "Undersigned Affiliate Group") for any and all losses, claims, demands whether for specific performance or otherwise, damages, liabilities, obligations, costs and expenses (including without limitation, reasonable fees and disbursements of counsel however sustained or incurred, and including, without limitation, any of the foregoing enumerated items arising from any action or proceeding involving any third party) sustained or incurred by or claimed against one or several of the Undersigned Affiliate Group or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby (collectively, "Damages") is, and shall be, limited to an amount equal to the greater of (i) the product determined by multiplying the number of Shares to be purchased hereunder by the positive excess, if any, of the Purchase Price per Share over the weighted average trading price during the twenty trading days preceding the 270th day from the date of the closing of the Underwritten Public Offering or
(ii) an amount determined by multiplying the number of Shares to be purchased hereunder by the Additional Amount per share assuming that a closing on the sale of the Shares had occurred on the 270th day from the date of the closing of the Underwritten Public Offering. The Company agrees not to seek any recovery for Damages or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby which when aggregated with any other recovery of the Company would result in the Company obtaining from the Undersigned Affiliate Group an amount in excess of the amount permitted by the preceding sentence for any and all Damages. In no event shall any of the Undersigned Affiliate Group be liable for any special, indirect, or consequential damages sustained by the Company or punitive damages as a result of a breach of this Agreement or arising out of this Agreement and the transactions contemplated hereby.

         No commissions or discounts shall be paid to any placement agent for the purchase or sale of the Shares. The Shares shall be purchased and shall be held for investment.

         This Agreement may be assigned by the undersigned to any affiliate of the undersigned provided that a majority of John Rigas, Michael Rigas, Timothy Rigas and James Rigas consent in writing to such assignment. This Agreement may be executed in one or more counterparts each of which, taken together, shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                                                     Very truly yours,

                                                     Highland Holdings


                                                     By /s/ Michael J. Rigas
                                                     Name: Michael J. Rigas
                                                     Title:   General Partner




Agreed to and accepted on this 9th day of April, 1999 by.

ADELPHIA COMMUNICATIONS CORPORATION


By: /s/ James P. Rigas
Name:  James P. Rigas
Title:   Executive Vice President




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